Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166136 on Form S-8 of Biglari Holdings Inc., of our report dated June 29, 2011, relating to the financial statements and supplemental schedule appearing in the Annual Report on Form 11-K of The Steak n Shake 401(k) Savings Plan (formerly The Steak n Shake Company 401(k) Savings Plan) for the year ended December 31, 2010.

/s/DELOITTE & TOUCHE LLP

Indianapolis, Indiana
June 29, 2011